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                                                                    Exhibit 4.21

                   AMENDMENT OF SECURITIES PURCHASE AGREEMENT

WHEREAS, CLEAN HARBORS, INC., a Massachusetts corporation (the "Company"), is party to a Securities Purchase Agreement dated as of April 12, 2001 (the "Purchase Agreement") among the Company and the institutional investors identified on Annex I to the Purchase Agreement (collectively, the "Purchasers"), pursuant to which the Company sold on April 30, 2001 (the "Closing Date"), $35,000,000 in aggregate original principal amount of the Company's 16% Senior Subordinated Notes due 2008 (the "Notes"), with detachable warrants entitling the holders to purchase, in the aggregate, 1,519,020 shares of common stock, $.01 par value of the Company at the time of issue;

WHEREAS, Section 1.3 (ii) of the Purchase Agreement provides certain terms for the payment by the Company of accrued interest on the Notes, and the Company and the Purchasers wish to amend said Section 1.3 (ii) as described below;

NOW, THEREFORE, the Company and the Purchasers do hereby agree as follows:

      1. Section 1.3 (ii) of the Purchase Agreement is hereby amended to read as follows:

      (ii) Interest Payments. Interest on each Note shall be payable semi-annually in arrears on October 30th and April 30th of each year (each, an "Interest Payment Date"), commencing on the first of such dates to follow the Closing Date, and upon any prepayment or repayment of such Note. Interest shall be paid as follows:

           (a) on each Interest Payment Date through the Interest Payment Date occurring on April 30, 2006 (except for the Interest Payment Dates occurring on April 30, 2002, and October 30, 2002, on which all accrued interest shall be paid in cash) (1) interest accrued on the Notes since the last Interest Payment Date at an annual rate of 14% shall be paid in cash and (2) interest in excess thereof accrued on the Notes since the last Interest Payment Date shall be compounded, shall be added to and from thereafter shall be deemed to be principal amount outstanding of such note and shall itself bear interest as provided in clause (i) of this Section
      1.3 or, at the election of the Company given by irrevocable written notice at least 30 days, and not more than 60 days, prior to an Interest Payment Date, shall be paid in cash;

           (b) on each Interest Payment Date after April 30, 2006, all then accrued interest on each Note shall be due and payable in cash; and

           (c) upon any date on which principal is prepaid or repaid, all accrued interest on the principal amount being prepaid or repaid shall be due and payable in cash.

      2. Except as specified above with respect to Section 1.03 (ii), the provisions of the Purchase Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment to Securities Purchase Agreement is executed as an instrument under seal to be effective as of December 26, 2001.

COMPANY:           CLEAN HARBORS, INC.

                   By: /s/ Stephen H. Moynihan
                           -------------------------------
                       Stephen H. Moynihan, Vice President

PURCHASERS:        JOHN HANCOCK LIFE INSURANCE COMPANY

                   By: /s/ Kathleen E. McDonough
                           -------------------------------
                       Name: Kathleen E. McDonough
                            ------------------------------
                       Title: Director
                             -----------------------------

                   JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   By: /s/ Kathleen E. McDonough
                           -------------------------------
                       Name: Kathleen E. McDonough
                            ------------------------------
                       Title: Director
                             -----------------------------

                   SIGNATURE 4 LIMITED

                   By: John Hancock Life Insurance Company, as Portfolio Advisor

                   By: /s/ Kathleen E. McDonough
                           -------------------------------
                       Name: Kathleen E. McDonough
                            ------------------------------
                       Title: Director
                             -----------------------------

                   SIGNATURE 5 L.P.

                   By: John Hancock Life Insurance Company, as Portfolio Advisor

                   By: /s/ Kathleen E. McDonough
                           -------------------------------
                       Name: Kathleen E. McDonough
                            ------------------------------
                       Title: Director
                             -----------------------------

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                          SPECIAL VALUE BOND FUND, LLC

                               By: SVIM/MSM, LLC
                                   as Manager

                            By: TENNEBAUM & CO., LLC
                        as Managing Member of the Manager

                           By: /s/ Howard M. Levkowitz
                              -------------------------
                            Name: Howard M. Levkowitz
                                  -------------------
                            Title:Principal
                                  ---------

                            ARROW INVESTMENT PARTNERS
                     By: Grandview Capital Management, LLC,
                               Investment Manager

                             By: /s/ Robert E. Sydow
                                 -------------------
                                 Robert E. Sydow, President

                        BILL AND MELINDA GATES FOUNDATION
                     By: Grandview Capital Management, LLC,
                               Investment Manager

                             By: /s/ Robert E. Sydow
                                 -------------------
                                 Robert E. Sydow, President